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                                                                   Exhibit 99.08


                                DIRECTOR CONSENT

            Each of the undersigned directors of Witco Corporation hereby consents to the references to such director set forth in the Registration Statement of CK Witco Corporation with respect to which this consent is being filed and to being named therein as a person to become a director of CK Witco Corporation.


                                             /s/ DON L. BLANKENSHIP
                                             -----------------------------------
                                             Name:  Don L. Blankenship


                                             /s/ SIMEON BRINBERG
                                             -----------------------------------
                                             Name:  Simeon Brinberg


                                             /s/ E. GARY COOK
                                             -----------------------------------
                                             Name:  E. Gary Cook


                                             /s/ RICHARD M. HAYDEN
                                             -----------------------------------
                                             Name:  Richard M. Hayden


                                             /s/ HARRY G. HOHN
                                             -----------------------------------
                                             Name:  Harry G. Hohn


                                             /s/ NICHOLAS PAPPAS
                                             -----------------------------------
                                             Name:  Nicholas Pappas


                                             /s/ BRUCE F. WESSON
                                             -----------------------------------
                                             Name:  Bruce F. Wesson